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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                      ------------------------------------
                         DUKE-WEEKS REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

             INDIANA                                                                 35-1740409
 (State or other jurisdiction of                                           (I.R.S. Employer Identification
 incorporation or organization)                                                         No.)

          600 EAST 96TH STREET, SUITE 100                               DENNIS D. OKLAK
            INDIANAPOLIS, INDIANA 46240                         600 EAST 96TH STREET, SUITE 100
                   (317) 808-6000                                 INDIANAPOLIS, INDIANA 46240
                                                                         (317) 808-6000
(Address, including zip code, and telephone number,    (Name, address, including zip code, and telephone
including area code, of principal executive offices)                        number,
                                                           including area code, of agent for service)

                                    COPY TO:
                              ALAN W. BECKER, ESQ.
                           BOSE MCKINNEY & EVANS LLP
                   135 NORTH PENNSYLVANIA STREET, SUITE 2700
                          INDIANAPOLIS, INDIANA 46204
                                 (317) 684-5000
                      ------------------------------------

    Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

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
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               TITLE OF EACH                        AMOUNT           PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
            CLASS OF SECURITIES                      TO BE            OFFERING PRICE           AGGREGATE          REGISTRATION
              TO BE REGISTERED                    REGISTERED           PER SHARE(1)          OFFERING PRICE           FEE
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
Common Stock, $.01 par value(2)(3)..........       5,000,000             $23.9375             $119,687,500         $31,597.50
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

(1) Estimated using August 25, 2000 data solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(2) Represents the number of shares of common stock issuable upon exercise of certain common share warrants.
(3) Pursuant to Rule 416, the Registration Statement also covers an indeterminate number of additional shares of common stock issuable pursuant to the anti-dilution provisions of the common share warrants.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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

PROSPECTUS

                      [DUKE-WEEKS REALTY CORPORATION LOGO]

              DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

                            ------------------------
                         5,000,000 SHARES COMMON STOCK
                            ------------------------

     With this prospectus we are offering our common stock through our Direct Stock Purchase and Dividend Reinvestment Plan. The Plan is a convenient and economical way for our shareholders and other investors to purchase our common stock and to reinvest all or part of their cash dividends in additional shares of common stock. Some of the features of the plan are as follows:

     - You may purchase additional shares of common stock by automatically reinvesting all or part of your cash dividends. If we sell you newly issued shares, you will receive a 3% discount from the current market price. If we purchase shares for you in the open market, you will not receive a discount.

     - You may purchase additional common stock by making optional cash investments of $50 to $10,000 twice per month or by making an initial cash investment of $250 to $10,000. We will waive the $250 minimum on initial cash investments if you make automatic monthly investments of $25 to $10,000 per month by authorizing electronic funds transfers from your savings or checking account. Optional cash investments in excess of $10,000 may be made with permission of the Company.

     - If we give our permission, you may make an optional cash investment directly from us of more than $10,000, and we may agree from time to time to offer a discount from recent market prices of 0% to 3% for such large purchases.

     - If you are currently enrolled in our existing Direct Stock Purchase and Dividend Reinvestment Plan, you will be automatically enrolled in the new plan.

     - Your participation in the plan is entirely voluntary, and you may terminate your participation at any time. If you do not choose to participate in the plan, you will continue to receive cash dividends, as declared, in the usual manner.

     Our common stock is traded on the New York Stock Exchange under the symbol "DRE." The closing price of our common stock on August 25, 2000 was $24.0625 per share.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

                The date of this prospectus is           , 2000.

                              SUMMARY OF THE PLAN

     The following summary description of our Direct Stock Purchase and Dividend Reinvestment Plan is qualified by reference to the full text of the plan which appears elsewhere in this prospectus. Terms used in the summary have the meanings given to them in the plan.

PURPOSE OF PLAN............. The purpose of the plan is to provide our shareholders and other investors with a convenient and economical method of purchasing shares of our common stock and/or investing all or a portion of their cash dividends in additional shares of our common stock. The plan can also provide us with a means of raising additional capital through the direct sale of our common stock.

INVESTMENT DATES............ We will invest cash investments of $10,000 or less on both the 15th (or the next business day if the 15th is not a business day) and the last business day of each month. Each of these days is referred to as an "investment date." We will only invest optional cash investments exceeding $10,000 made pursuant to a request for waiver on the last business day of each month. We will reinvest dividends on each dividend payment date (currently the last business day of February, May, August and November).

PURCHASE PRICE.............. For shares purchased directly from us through the plan for the reinvestment of dividends, the price will be 97% of the greater of:

                             (1) the average of the daily high and low prices
                                 reported by the New York Stock Exchange for the five business days immediately preceding the investment date; or

                             (2) the average of the high and low prices reported
                                 by the New York Stock Exchange for the
                                 investment date.

                             The price of shares acquired through the plan directly from us in optional cash investments of $10,000 or less will be 100% of the average of the high and low prices reported by the New York Stock Exchange on the investment date.

                             The price of shares acquired through the plan with purchases on the open market will be the weighted average for all shares purchased for each investment date. This applies both to shares purchased with reinvested dividends and optional cash investments. We will pay any commissions for shares that are purchased on the open market.

                             Shares purchased pursuant to a request for waiver (as described below) may reflect a discount of 0% to 3% from the market price and will be based on the average of the daily high and low sales prices of the common stock on the NYSE during a pricing period consisting of ten trading days preceding the investment date. Shares purchased pursuant to a request for waiver are also subject to a threshold price provision, as described below.

PLAN LIMITATIONS............ Optional cash investments are subject to a minimum investment of $50 and a maximum investment of $10,000 twice per month. However, investments made with automated funds transfer may be for as little as $25 per month. Initial cash investments by investors that are not our shareholders are subject to a minimum of $250 and a maximum of $10,000. We will waive the $250 minimum on initial cash investments if you enroll in the automatic monthly investment option. We will only waive the $10,000 maximum pursuant to a written request for waiver approved by us.

                             The reinvestment of cash dividends in additional shares of common stock is not subject to a maximum limit, and optional cash investments that do not exceed $10,000 will not be subject to the waiver discount or to the threshold price. However, we reserve the right to grant a discount and set a minimum price in the future for such investments. We also reserve the right to change the discount offered on shares purchased with reinvested dividends.

                             Optional cash investments of less than $50 and that portion of any optional cash investment that exceeds $10,000, unless the limit has been waived, will be returned to you without interest.

REQUEST FOR WAIVER.......... Optional Cash Investments made pursuant to a request for waiver are not subject to a
                             predetermined maximum limit on the amount of the investment or on the number of shares that may be purchased. With respect to optional cash investments in excess of $10,000 made pursuant to a request for waiver, we may, in our sole discretion, establish for each investment a waiver discount and a threshold price. We will establish the waiver discount after a review of current market conditions, the level of participation, and current and projected capital needs. The waiver discount will vary between 0% and 3%. The threshold price will be the minimum price applicable to purchases of common stock for a particular investment. For each trading day during the pricing period on which the threshold price is not satisfied, one-tenth of any optional cash investment made pursuant to a request for waiver will be returned without interest.

                             Because of certain tax concerns which we have as a real estate investment trust, we will only consider a request for waiver for investors who certify that they are NOT participating in the dividend reinvestment component of the plan. In deciding whether to approve a request for waiver, we will also consider relevant factors such as:

                             - whether the plan is then acquiring newly issued shares of common stock or acquiring shares through open market purchases or privately negotiated transactions;

                             -   our need for additional funds;

                             - the attractiveness of obtaining such funds through the sale of common stock under the plan in comparison to other sources of funds;

                             - the purchase price likely to apply to any sale of common stock under the plan;

                             - the person submitting the request, including the extent and nature of the person's prior participation in the plan and the number of shares of common stock held of record by the person; and

                             -   the aggregate amount of optional cash
                                 investments in excess of $10,000 for which requests for waiver have been submitted by all participants in the plan.

                             If requests for waiver are submitted for any investment date for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests by any method we determine is appropriate.

                             Any person who acquires shares of common stock through the plan and resells them shortly before or after acquiring them may be considered to be an underwriter within the meaning of the Securities Act of 1933. We expect that certain persons will acquire shares of common stock pursuant to a request for waiver and resell them in order to obtain the financial benefit of any waiver discount then being offered under the plan. We have no arrangements or understandings, formal or informal, with any person relating to a distribution of shares to be received pursuant to the plan. See "Plan of Distribution and Underwriters".

NUMBER OF SHARES OFFERED.... Initially, 5,000,000 shares of common stock are authorized to be issued and registered under the Securities Act for offering pursuant to the plan. Because we expect to continue the plan indefinitely, we expect to authorize for issuance and register under the Securities Act additional shares from time to time as necessary for purposes of the plan.

                INFORMATION ABOUT DUKE-WEEKS REALTY CORPORATION

     We are a self-administered and self-managed real estate investment trust (a "REIT") that began operations through a related entity in 1972. We own direct or indirect interests in a portfolio of industrial, office and retail properties, together with land for future development. We are one of the largest real estate companies in the United States.

     We are an Indiana corporation that was originally incorporated in the State of Delaware in 1985, and reincorporated in the State of Indiana in 1992. Our executive offices are located at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, our telephone number is (317) 808-6005, and our internet website is WWW.DUKEREIT.COM.

                                USE OF PROCEEDS

     We do not know the number of shares of common stock that will ultimately be purchased pursuant to the plan, or the prices at which such shares will be purchased. We will use the proceeds from common stock purchased directly from us under the plan to continue our real estate acquisition, development and investment activities and for general corporate purposes. Pending such uses, we may invest net proceeds temporarily in short-term investments consistent with our investment policies and qualification as a REIT.

                                    THE PLAN

     The following questions and answers explain and constitute the Duke-Weeks Realty Corporation Direct Stock Purchase and Dividend Reinvestment Plan, as in
effect beginning           , 2000.

PURPOSE

     1. WHAT IS THE PURPOSE OF THE PLAN? The purpose of the plan is to provide our shareholders and other investors with a convenient and economical method to purchase shares of common stock and to reinvest all or a portion of their cash dividends in additional shares of common stock. In addition, the plan can provide us with a means of raising additional capital for general corporate purposes through sales of common stock under the plan. Whether significant additional capital is raised may be affected, in part, by our decision to waive the limitations applicable to optional cash investments and by our decision to sell newly issued shares of common stock to fulfill the requirements of the plan. See Question 13 regarding our criteria for granting a request for waiver.

PARTICIPATION OPTIONS

     2. WHAT OPTIONS ARE AVAILABLE UNDER THE PLAN? Registered holders or beneficial owners of common stock and other interested investors may elect to participate in the plan. You may have cash dividends on all or a portion of your shares automatically reinvested in common stock. Even if you do not reinvest dividends, you may make optional cash investments to purchase common stock, subject to a minimum investment of $50 ($25 if made by automated funds transfer) and a maximum investment of $10,000 per investment. Interested investors that are not shareholders of the Company may make an initial cash investment in common stock of not less than $250 and not more than $10,000. We will waive the $250 minimum on initial cash investments if you enroll in the automatic monthly investment option. In certain instances, however, we may permit greater optional cash investments. See Question 12 regarding optional cash investments and Question 13 regarding a request for waiver.

BENEFITS AND DISADVANTAGES

     3.  WHAT ARE THE BENEFITS AND DISADVANTAGES OF THE PLAN?

     Benefits

     - The plan provides you with the opportunity to automatically reinvest cash dividends on all or a portion of your common stock in additional shares of common stock at a 3% discount to market prices.

     - In addition to reinvestment of dividends, if you are an eligible shareholder you may purchase additional shares of common stock pursuant to optional cash investments of not less than $50 and not more than $10,000 per investment. You may make optional cash investments occasionally or at regular intervals, as you desire, and you may make optional cash investments by automated funds transfer for as little as $25 per month. You may make optional cash investments even if dividends on your shares are not being reinvested under the plan.

     - If you are not presently one of our shareholders, you may become a participant in the plan by making an initial cash investment of not less than $250 and not more than $10,000 (except with our consent) to purchase shares of common stock under the plan. The $250 minimum on initial cash investments will be waived if you enroll in the automatic monthly investment option.

     - We may issue shares purchased directly from us under the plan pursuant to a request for waiver at a discount to the market price without payment of brokerage commissions. Initially, optional cash investments of less than $10,000 will not be subject to a discount, but we reserve the right to grant a discount in the future.

     - You may fully invest dividends and any optional cash investments because the plan permits fractional shares to be credited to your account. You may reinvest dividends on whole and fractional shares in additional shares which will be credited to your account. See Question 7.

     - You will avoid the need for safekeeping of certificates for shares of common stock credited to your plan account and may submit for safekeeping certificates held by you and registered in your name. See Questions 15 and 16.

     - If you are a registered holder in the plan you may direct the plan administrator to sell or transfer all or a portion of your shares held in the plan. See Question 17.

     - Periodic statements reflecting all current activity in plan accounts, including purchases, sales and latest balances, will simplify your recordkeeping if you are a registered holder. See Question 18.

     Disadvantages

     - You may not be able to depend on the availability of a market discount regarding shares acquired under the plan. Initially, for optional cash investments, there will be no discount for the purchase of shares directly from us, and the granting of a discount for one month will not insure the availability of a discount or the same discount in future months. Each month, we may lower or eliminate the discount without prior notice to you. We may also, without prior notice to you, change our determination as to whether common stock will be purchased by the plan administrator directly from us or in the open market or in privately negotiated transactions from third parties (although we may not effect such a change more than once in any three month period). See Question 13.

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

     - If you reinvest cash dividends, you will be treated for federal income tax purposes as having received a dividend on the dividend payment date. The dividend may give rise to a liability for the payment of income tax without providing you with immediate cash to pay such tax when it becomes due. See Question 20.

     - You will not know the actual number of shares purchased under the plan until after the investment date. See Question 11 regarding the timing of the purchase of shares.

     - The purchase price per share will be an average price and, therefore, may exceed the price at which shares are trading on the investment date when the shares are issued. See Questions 11 and 12 regarding the purchase price of the shares.

     - Execution of sales of shares held in the plan may be subject to delay. See Questions 12 and 17.

     - No interest will be paid on funds we hold pending reinvestment or investment. See Questions 12 and 14.

     - Shares deposited in a plan account may not be pledged until the shares are withdrawn from the plan. See Question 26.

ADMINISTRATION

     4. WHO WILL ADMINISTER THE PLAN? The plan will be administered by American Stock Transfer & Trust Company or such successor plan administrator as we may designate. The plan administrator acts as your agent, keeps records of your accounts, sends regular account statements to you and performs other duties relating to the plan. Shares purchased for you under the plan will be held by the plan administrator and will be registered in the name of the administrator or its nominee on your behalf, unless and until you request that a stock certificate for all or part of such shares be issued, as more fully described in Question 15. The plan administrator also serves as dividend disbursement agent, transfer agent, and registrar for the common stock. Correspondence with the plan administrator should be sent to:

     Duke-Weeks Investment Plan
     c/o American Stock Transfer and Trust Company
     Attention: Dividend Reinvestment Department
     59 Maiden Lane
     New York, NY 10007
     Telephone: 1-800-278-4353 or 718-921-8283

PARTICIPATION

     5. WHO IS ELIGIBLE TO PARTICIPATE? A "registered holder" (which means a shareholder whose shares of common stock are registered in our stock transfer books in his or her name) or a "beneficial owner" (which means a shareholder whose shares of common stock are registered in a name other than his or her name, for example, in the name of a broker, bank or other nominee), may participate in the plan. A registered holder may participate in the plan directly. A beneficial owner must either become a registered holder by having such shares transferred into his or her name or by making arrangements with his or her broker, bank or other nominee to participate in the plan on his or her behalf. In addition, an interested investor that is not a shareholder may participate in the plan by making an initial cash investment in common stock of not less than $250 or more than $10,000 unless granted a request for waiver (in which case such initial investment

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

may exceed $10,000). The $250 minimum on initial cash investments will be waived if you enroll in the automatic monthly investment option. See Question 6 regarding enrollment.

     The right to participate in the plan is not transferable to another person apart from a transfer of the underlying shares of common stock. We reserve the right to exclude from participation in the plan persons who utilize the plan to engage in short-term trading activities that cause aberrations in the trading volume of the common stock.

     If you reside in a jurisdiction in which your participation in the plan would be unlawful, you will not be eligible to participate in the plan.

ENROLLMENT

     6. HOW DOES AN ELIGIBLE HOLDER OF COMMON STOCK OR ANY OTHER INTERESTED INVESTOR ENROLL IN THE PLAN AND BECOME A PARTICIPANT? All holders of shares of common stock that are currently enrolled in the Duke-Weeks Realty Corporation Direct Stock Purchase and Dividend Reinvestment Plan will automatically become participants in the new plan.

     Investors that are not presently our shareholders, and existing registered shareholders that are not participants in the old plan, may join the plan by completing a Plan Authorization Form and forwarding it to the plan administrator at the address set forth in Question 4. See Question 12 regarding optional cash investments. A Plan Authorization Form will be furnished by the plan administrator upon request and is also available in the Investor Information section of our web site at www.dukereit.com. Investors can also enroll on-line without the need to send any form or money via regular mail. On-line enrollment can also be accessed through our website at WWW.DUKEREIT.COM or by visiting the administrator's website at WWW.INVESTPOWER.COM. We reserve the right to add or discontinue on-line enrollment in the plan in our sole discretion.

     Eligible beneficial owners must instruct their brokers, banks or other nominees in whose name their shares are held to participate in the plan on their behalf. If a broker, bank or other nominee holds shares of beneficial owners through a securities depository, such broker, bank or other nominee may also be required to provide a Broker and Nominee Form to the plan administrator in order to participate in the optional cash investment portion of the plan. See Question
12. To participate only in the dividend reinvestment feature of the plan, eligible beneficial owners whose broker, bank or nominee participates in the Depository Trust Company (DTC) dividend reinvestment service may be able to have their dividends reinvested at a 3% discount through the plan. Those investors whose broker, bank or nominee do not participate in the DTC reinvestment service will need to become registered shareholders in order to participate in the dividend reinvestment feature of the plan and receive a 3% discount. A partial list of brokers which we believe do participate in the DTC reinvestment service include Merrill Lynch, Lehman Brothers, Prudential Securities, A.G. Edwards & Sons, PaineWebber Inc., Raymond James & Associates, Legg Mason Wood Walker, Stifel Nicolaus & Company, McDonald Investments, and Gruntal & Company. If you are a beneficial owner who holds shares through one of these firms, you should be able to request that your broker code your shares for dividend reinvestment and your dividends should be automatically reinvested at a 3% discount through the plan.

     7. WHAT DOES THE PLAN AUTHORIZATION FORM PROVIDE? As indicated on the Plan Authorization Form, you may choose full dividend reinvestment, partial dividend reinvestment, or no dividend reinvestment. If you choose to not have your dividend reinvested, then you will have the option to receive your dividends in the form of a check or may elect to have your dividends directly deposited into a specified bank account. The

Plan Authorization Form also directs the plan administrator to purchase additional shares of common stock with any optional cash investments you may elect to make.

     FOR EACH METHOD OF DIVIDEND REINVESTMENT, CASH DIVIDENDS WILL BE REINVESTED ON ALL SHARES OTHER THAN THOSE DESIGNATED FOR PAYMENT OF CASH DIVIDENDS IN THE MANNER SPECIFIED ABOVE UNTIL YOU SPECIFY OTHERWISE OR WITHDRAW FROM THE PLAN ALTOGETHER, OR UNTIL THE PLAN IS TERMINATED.

     8. WHEN WILL PARTICIPATION IN THE PLAN BEGIN? Participation as to dividend reinvestment will commence with the next investment date after receipt of the Plan Authorization Form, provided the plan administrator receives it on or before the record date for the payment of the dividend. Participation as to optional cash investments of $10,000 or less will commence with the next investment date, provided the plan administrator receives the funds to be invested two business days immediately preceding the investment date. See Questions 9 and 11 below to determine the applicable pricing period and investment date for the reinvestment of dividends or optional cash investments of $10,000 or less. Should the funds to be invested arrive after the time indicated above and before the next succeeding investment date, the administrator will hold such funds without interest until they can be invested on the next investment date.

     Eligible shareholders and other interested investors may enroll in the plan at any time. Once enrolled, you will remain enrolled until you discontinue participation or until we terminate the plan. See Question 19.

PURCHASES

     9. WHEN WILL SHARES BE ACQUIRED UNDER THE PLAN? If shares are being acquired for the plan directly from us, the administrator will reinvest dividends on each dividend payment date (currently the last business day of February, May, August and November). The administrator will invest optional cash investments of $10,000 or less on the 15th of each month (or the next business day if the 15th is not a business day) and the last business day of each month. The administrator will invest optional cash investments of more than $10,000 pursuant to a request for waiver on the last business day of each month. Each of these dates is referred to as an "investment date."

     If shares are being acquired for the plan through open market or privately negotiated transactions, all dividends and all optional cash investments will be applied to the purchase of common stock pursuant to the plan as soon as practicable on or after the applicable investment date. The administrator may commence open market or privately negotiated purchases of common stock for this purpose before the applicable investment date.

     In the past, dividend payment dates have occurred on or about the last business day of each February, May, August and November. Please see Appendix I for information with respect to investment dates, record dates and other data pertinent to a request for waiver.

     DIVIDENDS ARE PAID AS AND WHEN DECLARED BY OUR BOARD OF DIRECTORS. WE CAN GIVE YOU NO ASSURANCE AS TO THE DECLARATION OR PAYMENT OF A DIVIDEND, AND NOTHING CONTAINED IN THE PLAN OBLIGATES US TO DECLARE OR PAY ANY SUCH DIVIDEND ON COMMON STOCK. THE PLAN DOES NOT REPRESENT A GUARANTEE OF FUTURE DIVIDENDS.

     10.  WHAT IS THE SOURCE OF SHARES TO BE PURCHASED UNDER THE PLAN?   All
dividends reinvested through the plan and all optional cash investments will be used to purchase either newly issued shares directly from us or shares on the open market or in privately negotiated transactions from third parties, or a combination of both. Shares purchased directly from us will consist of authorized but unissued shares of common stock.

     11. AT WHAT PRICE WILL SHARES BE PURCHASED? The plan may purchase shares of our common stock directly from us or on the open market. The price of shares purchased directly from us as a result of the reinvestment of dividends will be 97% of the greater of:

     - the average of the daily high and low prices reported by the New York Stock Exchange for the five business days immediately preceding the investment date; or

     - the average of the high and low prices reported by the New York Stock Exchange for the investment date.

     The price of shares purchased directly from us through optional cash investments of $10,000 or less will be 100% of the average of the high and low prices reported by the New York Stock Exchange for the investment date. The price of shares purchased on the open market for both reinvested dividends and optional cash investments will be the weighted average of the prices paid for all shares purchased for the plan. We will pay any commissions for shares that are purchased on the open market.

     Shares purchased pursuant to a request for waiver (as described below) may reflect a waiver discount of 0% to 3% from the market price and will be based on the average of the daily high and low sales prices of the common stock on the NYSE during a pricing period consisting of ten trading days preceding the investment date. Shares purchased pursuant to a request for waiver are also subject to a threshold price provision, as described in Question 13.

     12. HOW ARE OPTIONAL CASH INVESTMENTS MADE? All plan participants are eligible to make optional cash investments at any time.

     Optional Cash Investments of $10,000 or less should be received by the plan administrator two business days before each investment date (the 15th and last business days of each month). Optional Cash Investments greater than $10,000 and made pursuant to a request for waiver should be received by the administrator one business day before the commencement of the pricing period in order to purchase shares of common stock on the next following investment date (see Appendix I).

     The Broker Nominee Form provides the sole means whereby a broker, bank or other nominee holding shares on behalf of beneficial owners in the name of a securities depository may make optional cash investments on behalf of such beneficial owners. In such case, the broker, bank or other nominee must use a Broker Nominee Form for transmitting optional cash investments on behalf of the beneficial owners. A Broker Nominee Form must be delivered to the plan administrator at the address specified in Question 4 each time that such broker, bank or other nominee transmits optional cash investments on behalf of the beneficial owners. Broker Nominee Forms will be furnished by the plan administrator upon request.

     Other interested investors that are not our shareholders are also eligible to make an initial common stock investment by submitting a Plan Authorization Form.

     Optional cash investments can also be made on-line through our website at WWW.DUKEREIT.COM or the plan administrator's website at WWW.INVESTPOWER.COM.

     NO INTEREST WILL BE EARNED ON OPTIONAL CASH INVESTMENTS HELD PENDING INVESTMENT. We suggest therefore that any optional cash investment you wish to make be sent so as to reach the plan administrator as close as possible to the date it is due to the administrator. Any questions regarding these dates should be directed to the administrator at the address or telephone number set forth in Question 4.

     You may also enroll in the Automatic Cash Investment Program by completing the applicable section on the Plan Authorization Form or by completing an Automatic Cash Investment Application which is available upon request to the plan administrator or in the Investor Information section of our web site at WWW.DUKEREIT.COM. Either form must be accompanied by a voided bank check or deposit slip for the account from which you authorize the plan administrator to draw the funds. Once the form is received and processed (which normally takes approximately two weeks) funds will automatically be deducted from the designated account on the third to last business day of each month and will be invested on the last business day of each month. Automated funds transfers may be for as little as $25 per month, but in no case for more than $10,000 per month.

     You should be aware that since investments under the plan are made as of specified dates, one may lose any advantage that otherwise might be available from being able to select the timing of an investment. NEITHER WE NOR THE PLAN ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN.

     ALL OPTIONAL CASH INVESTMENTS MADE BY CHECK SHOULD BE MADE PAYABLE TO DUKE-WEEKS INVESTMENT PLAN AND MAILED TO THE PLAN ADMINISTRATOR AT THE ADDRESS LISTED IN QUESTION 4. OTHER FORMS OF PAYMENT, SUCH AS WIRE TRANSFERS, MAY BE MADE, BUT ONLY IF APPROVED IN ADVANCE BY THE PLAN ADMINISTRATOR. INQUIRIES REGARDING OTHER FORMS OF PAYMENTS AND ALL OTHER WRITTEN INQUIRIES SHOULD BE DIRECTED TO THE PLAN ADMINISTRATOR AT THE ADDRESS LISTED IN QUESTION 4.

     13.  WHAT LIMITATIONS APPLY TO OPTIONAL CASH INVESTMENTS?

     MINIMUM/MAXIMUM LIMITS. For any investment date, optional cash investments made by our shareholders are subject to a minimum of $50 and a maximum of $10,000. Optional cash investments made by interested investors who are not then our shareholders are subject to a minimum initial investment of $250 and a maximum of $10,000. We will waive the $250 minimum on initial cash investments if you make automatic monthly investments of $25 to $10,000 per month by authorizing electronic funds transfers from your savings or checking account. See Question 9 regarding the determination of investment dates for optional cash investments. Optional cash investments of less than the allowable minimum amount and that portion of any optional cash investment that exceeds the allowable maximum amount will be returned promptly to you without interest, except as noted below.

     REQUEST FOR WAIVER. You may only make optional cash investments in excess of $10,000 pursuant to a request for waiver accepted by us. Because of certain tax concerns which we have as a REIT, however, we will only consider a request for waiver for investors who certify that they are NOT participating in the dividend reinvestment component of the plan. If you wish to submit an optional cash investment in excess of $10,000 for any investment date, you must obtain our prior written approval, and a copy of such written approval must accompany any such optional cash investment. A request for waiver should be sent to us by facsimile at (317) 808-6786 by 10:00 a.m. Eastern Time on the day that is at least two business days prior to the first day of an applicable pricing period. The request for waiver form will be furnished by us or the plan administrator upon request. WE HAVE SOLE DISCRETION TO GRANT ANY APPROVAL FOR OPTIONAL CASH INVESTMENTS IN EXCESS OF THE ALLOWABLE MAXIMUM AMOUNT. In deciding whether to approve a request for waiver, we will consider relevant factors including, but not limited to:

     - whether the plan is then acquiring newly issued shares directly from us or acquiring shares in the open market or in privately negotiated transactions from third parties;

     -  our need for additional funds;

     - the attractiveness of obtaining such additional funds through the sale of common stock as compared to other sources of funds;

     -  the purchase price likely to apply to any sale of common stock;

     -  the participant submitting the request;

     -  the extent and nature of your prior participation in the plan;

     - the number of shares of common stock you hold of record and the aggregate amount of optional cash investments in excess of $10,000 for which requests for waiver have been submitted by all plan participants.

     If requests for waiver are submitted for any investment date for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests by any method that we determine to be appropriate. With regard to optional cash investments made pursuant to a request for waiver, the plan does not provide for a predetermined maximum limit on the amount that a participant may invest or on the number of shares that may be purchased.

     WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE REGISTERED HOLDERS OR BENEFICIAL OWNERS OF COMMON STOCK FOR ANY REASON WHATSOEVER INCLUDING ELIMINATION OF PRACTICES THAT ARE NOT CONSISTENT WITH THE PURPOSES OF THE PLAN.

     THRESHOLD PRICE. We may establish for any pricing period a minimum price (referred to as the "threshold price") applicable to optional cash investments made pursuant to a request for waiver. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the plan, and current and projected capital needs. A threshold price established for a request for waiver will not necessarily apply to any other request for waiver, and we may agree to different threshold prices among persons to whom we have granted a request for waiver for a pricing period.

     If we establish a threshold price for any request for waiver in a pricing period, we will state the threshold price as a dollar amount that the average of the high and low sale prices of the common stock on the NYSE for each trading day of the relevant pricing period must equal or exceed. In the event that the threshold price is not satisfied for a particular trading day in the pricing period, then that trading day will be excluded from the pricing period. A day will also be excluded if no trades of common stock are made on the NYSE for that day. Thus, for example, if the threshold price is not satisfied for three of the ten trading days in a pricing period, then the purchase price will be based upon the remaining seven trading days in which the threshold price was satisfied.

     In addition, a portion of each optional cash investment will be returned for each trading day of a pricing period in which the threshold price is not satisfied or for each day in which no trades of common stock are reported on the NYSE. The returned amount will equal one-tenth of the total amount of such optional cash investment (not just the amount exceeding $10,000) for each trading day that the threshold price is not satisfied. Thus, for example, if the threshold price is not satisfied or no such sales are reported for three of the ten trading days in a pricing period, 3/10 (i.e., 30%) of such optional cash investment will be returned to you without interest after the end of the pricing period.

     The establishment of the threshold price and the possible return of a portion of the investment applies only to optional cash investments made pursuant to a request for waiver. Setting a threshold price for a pricing period does not affect the setting of a threshold price for any subsequent pricing period. For any particular month or any particular request for waiver, we may waive our right to set a threshold price.

Neither we nor the plan administrator will be required to provide any written notice to you as to the threshold price for any pricing period. You may, however, ascertain whether a threshold price will be applicable to your request for waiver for any given pricing period by telephoning us at (317) 808-6005.

     WAIVER DISCOUNT. We may also establish a discount from the market price applicable to optional cash investments made pursuant to a request for waiver. Such a discount (referred to as a "waiver discount") may be between 0% and 3% of the purchase price and may vary each month. The waiver discount will be established at our sole discretion after a review of current market conditions, the level of participation in the plan, and current and projected capital needs. A waiver discount established for a request for waiver will not necessarily apply to any other request for waiver, and we may agree to different waiver discounts among persons to whom we have granted a request for waiver for a pricing period. You may obtain the waiver discount applicable to your request for waiver for the next pricing period by telephoning us at (317) 808-6005. Setting a waiver discount for a particular investment date will not affect the setting of a waiver discount for any subsequent month. The waiver discount will apply to the entire optional cash investment pursuant to a request for waiver and not just the portion of the investment that exceeds $10,000. The waiver discount will apply only to optional cash investments of $10,000 or more, but we reserve the right to establish, in the future, a discount from the market price for reinvestment of cash dividends and optional cash investments of $10,000 or less.

     14. WHAT IF A PARTICIPANT HAS MORE THAN ONE ACCOUNT? For the purpose of the limitations discussed in Question 13, we may aggregate all optional cash investments for participants with more than one account using the same social security or taxpayer identification number. For participants unable to supply a social security or taxpayer identification number, we may limit their participation to only one plan account.

     Also for the purpose of such limitations, we may aggregate all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership. Unless we have determined that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the plan, we will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

CERTIFICATES

     15. WILL CERTIFICATES BE ISSUED FOR SHARE PURCHASES? The plan administrator will hold all shares purchased pursuant to the plan together in the name of the plan administrator or its nominee and credit shares to each individual account in "book entry" form. This service protects against the loss, theft, or destruction of certificates evidencing shares. Upon your written request or upon your withdrawal from the plan or upon termination of the plan, the plan administrator will have certificates issued and delivered for all full shares credited to your account. Certificates will be issued only in the same names as those enrolled in the plan. In no event will certificates for fractional shares be issued. See Questions 16 and 17.

     16. MAY A PARTICIPANT ADD SHARES OF COMMON STOCK TO HIS OR HER ACCOUNT BY TRANSFERRING STOCK CERTIFICATES THAT THE PARTICIPANT POSSESSES? As a participant in the plan, you may send to the plan for safekeeping all common stock certificates which you hold. The safekeeping of shares offers the advantage of protection against loss, theft or destruction of certificates as well as convenience, if and when shares are sold through the plan. All shares represented by such certificates will be kept for safekeeping in "book entry" form and combined with any full and fractional shares then held by the plan for you.

     To deposit certificates for safekeeping under the plan, you must submit a letter of instruction. Stock certificates and the letter of instruction as well as all written inquiries about the safekeeping service should be directed to the plan administrator at the address listed in Question 4.

     You may withdraw shares deposited for safekeeping by submitting a written request to the plan administrator.

SALE OF SHARES

     17. CAN PARTICIPANTS SELL SHARES HELD UNDER THE PLAN? You may instruct the plan administrator to sell some or all of your shares held in the plan by notifying the plan administrator in writing or by using the form included with account statements.

     The plan administrator will sell shares through a registered broker/dealer within five business days after receipt of a proper written notice. Shares to be sold may be commingled with those of other participants requesting sale of their shares, and the proceeds to each participant will be based on the average price for all shares sold during the day of sale. You should understand that the price of the common stock may go down as well as up between the date a request to sell is received and the date the sale is executed. The plan does not allow you to specify either the dates or the prices at which shares are to be sold through the plan administrator.

     There is no charge for selling shares through the plan administrator except for your pro rata share of brokerage commissions. These charges are normally lower than the cost of executing sales through a brokerage account.

REPORTS

     18. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN? Unless you participate in the plan through a broker, bank or nominee, you will receive from the plan administrator a detailed statement of your account following each dividend payment and when there is purchase activity in your account. This detailed statement will show total cash dividends received, total optional cash investments received, total shares purchased (including fractional shares), price paid per share, and total shares held in the plan. YOU SHOULD RETAIN THESE STATEMENTS TO DETERMINE THE TAX COST BASIS FOR SHARES PURCHASED PURSUANT TO THE PLAN. If you participate in the plan through a broker, bank or nominee, you should contact that party for such a statement.

TERMINATION

     19. HOW MAY PARTICIPANTS TERMINATE THEIR PARTICIPATION IN THE PLAN? You may terminate participation in the plan by writing to the plan administrator. You may request:

     - that the plan administrator send all dividends to the participant by check and continue to hold the participant's shares in the plan account (in such case the participant may continue to make optional cash investments);

     - that the plan administrator discontinue any automatic withdrawals of funds and purchase of shares;

     - that a certificate be issued for all full shares of common stock held for such participant's account and a check be issued for the proceeds from the sale of any fractional share equivalent; or

     - that all full shares and any fractional share equivalent held for such participant's account be sold and a check issued for the net proceeds, less any applicable transfer tax.

     If such a request is received on or after the record date for a dividend, the plan administrator will reinvest for the account any cash dividend paid on that account. The request will then be processed as soon as practicable after the dividend is reinvested and the additional shares are credited to your account. There will be no cost to you with respect to termination of your reinvestment of dividends through the plan other than the brokerage costs described above under Question 17 with respect to any shares sold.

     If you do not own at least one whole share registered in your name or through the plan, your participation in the plan may be terminated. We may also terminate the plan or your participation in the plan after written notice in advance mailed to you at the address appearing on the plan administrator's records. If your participation in the plan has been terminated, you will receive certificates for whole shares held in your account and a check for the cash value of any fractional share held in your account.

TAXES

     20. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN? Reinvestment of dividends in the plan will not avoid the tax that would otherwise apply to the dividends. With respect to shares purchased from us with reinvested dividends, you will be treated for federal income tax purposes as having received a distribution from us equal to the fair market value on the investment date of the shares acquired with the reinvested dividends. As a result of the discount feature of the plan, the fair market value on the investment date of the shares received will likely exceed the amount of cash dividends that would otherwise be paid to you. Your tax basis in the shares received through reinvested dividends will equal the fair market value of such shares on the investment date. For those shares that are purchased on the open market, commissions we pay will be treated as taxable income.

     Under a private letter ruling issued by the Internal Revenue Service to us (the "IRS Ruling"), the tax treatment of the purchase of shares by a plan participant under an optional cash investment will differ depending on whether the participant is participating in the dividend reinvestment feature of the plan. Optional cash investment participants participating in the dividend reinvestment feature of the plan will be treated as having received a distribution equal to the excess, if any, of the fair market value of the shares acquired on the investment date over the actual purchase price of the shares. The tax basis in the shares received by those participants will equal the fair market value of such shares on the investment date.

     For those optional cash investment participants not participating in the dividend reinvestment feature of the plan, the IRS Ruling states that no taxable income will be realized as a result of the acquisition of shares. For those participants, the tax basis in the shares received will equal the amounts paid for such shares.

     Distributions by us will be treated as dividends to the extent of our earnings and profits for federal income tax purposes. To the extent that the amount we distribute exceeds our current and accumulated earnings and profits, the distribution will be first treated as a return of capital to the shareholder to the extent of basis, with any excess taxable as gain realized from the sale of shares. For corporate plan participants, distributions by us that are taxable as dividends are not eligible for the dividends-received deduction.

     Your holding period for shares acquired pursuant to the plan will begin on the day following the investment date.

     When you withdraw shares from the plan and receive whole shares, you will not realize any taxable income. However, if you receive cash for a fraction of a share, you may realize gain or loss with respect to such fraction. You may also recognize a gain or loss whenever shares are sold, whether such shares are sold by the plan administrator pursuant to your request or by you after the shares are withdrawn from the plan.

The amount of such gain or loss will be the difference between the amount that you realize for the shares and your tax basis of those shares.

     THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. THIS SUMMARY DOES NOT REFLECT EVERY POSSIBLE OUTCOME THAT COULD RESULT FROM PARTICIPATION IN THE PLAN AND, THEREFORE, YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES APPLICABLE TO YOUR PARTICULAR SITUATION.

OTHER PROVISIONS

     21. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS SHARES OF STOCK OR ACQUIRES ADDITIONAL SHARES OF STOCK? If you have elected to have dividends automatically reinvested in the plan and subsequently sell or transfer all or any part of the shares registered in your name, automatic reinvestment will continue as long as shares are registered in your name or held for you by the plan administrator or until termination of enrollment. Similarly, if you have elected the Full Or Partial Dividend Reinvestment option under the plan and subsequently acquire additional shares registered in your name, the plan administrator will automatically reinvest dividends paid on such shares until termination of enrollment. If, however, you have elected the Optional Cash Investments Only option and subsequently acquire additional shares that are registered in your name, the plan administrator will not automatically reinvest dividends paid on such shares under the plan. See Question 7. You may, however, change your dividend reinvestment election by providing a letter of instruction to the plan administrator.

     22. HOW WILL A PARTICIPANT'S SHARES BE VOTED? For any meeting of shareholders, you will receive proxy materials in order to vote all shares held by the plan for your account. All shares will be voted as you designate or may be voted in person at the meeting of shareholders.

     23. WHO PAYS THE EXPENSES OF THE PLAN? You pay no fees, commissions or expenses of any kind in connection with the plan except for your pro rata share of commissions for shares sold through the plan (See Question 17).

     24. WHAT ARE THE RESPONSIBILITIES OF DUKE-WEEKS OR THE PLAN ADMINISTRATOR UNDER THE PLAN? Neither we nor the plan administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of a failure to terminate your account upon your death or adjudication of incompetence prior to the receipt of notice in writing of such death or adjudication of incompetence, the prices at which shares are purchased for your account, the times when purchases are made or fluctuations in the market value of the common stock. Neither we nor the plan administrator has any duties, responsibilities or liabilities except as expressly set forth in the plan or as imposed by applicable laws, including, without limitation, federal securities laws.

     YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES YOU PURCHASE UNDER THE PLAN, AND WE TAKE NO POSITION ON WHETHER SHAREHOLDERS OR INVESTORS SHOULD PARTICIPATE IN THE PLAN.

     25. WHAT HAPPENS IF WE ISSUE A STOCK DIVIDEND OR SUBSCRIPTION RIGHTS OR DECLARE A STOCK SPLIT? Any stock dividend or stock split that we may declare will be automatically credited to your plan account. In the event that we make subscription rights to purchase additional shares of common stock or other securities available to the holders of our common stock, the plan administrator will sell the rights accruing to all shares held by the plan administrator for plan participants and will apply the net proceeds of such sale to the purchase of common stock prior to or with the next monthly common stock investment. We will, however, inform you in advance of any subscription offer so that if you do not want the plan administrator to sell such rights and invest the proceeds you can transfer all shares held under the plan to your own name by a given date. This will permit you to personally exercise, transfer or sell the rights on such shares. The plan administrator must receive any such request at least three business days before the record date for distribution of the rights.

     26. MAY SHARES IN A PARTICIPANT'S ACCOUNT BE PLEDGED? No shares credited to your account may be pledged and any such purported pledge will be void. If you wish to pledge shares, those shares must be withdrawn from the plan.

     27. MAY A PARTICIPANT TRANSFER ALL OR A PART OF THE PARTICIPANT'S SHARES HELD IN THE PLAN TO ANOTHER PERSON? You may transfer ownership of all or part of your shares held in the plan through gift, private sale or otherwise, by mailing to the plan administrator at the address in Question 4 a properly executed stock assignment, along with a letter with specific instructions regarding the transfer and a Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of shares held in the plan are subject to the same requirements as the transfer of common stock certificates, including the requirement of a medallion signature guarantee on the stock assignment. The plan administrator will provide you with the appropriate forms upon request. If any stock certificates bearing a restrictive legend are contained in your plan account, the plan administrator will comply with the provisions of such restrictive legend before effecting a sale or transfer of such restricted shares.

     28. MAY THE PLAN BE CHANGED OR TERMINATED? While the plan is intended to continue indefinitely, we reserve the right to amend, modify, suspend or terminate the plan at any time. You will be notified in writing of any modifications made to the plan.

                      RESTRICTIONS ON OWNERSHIP OF SHARES

     For us to qualify as a real estate investment trust, or "REIT," for federal income tax purposes, we must meet the following requirements:

     - no more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the law to include certain entities) during the last half of a taxable year or during a proportionate part of a shorter taxable year; and

     - the common stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

     Because we expected to continue to qualify as a REIT, our articles of incorporation contain a restriction intended to ensure compliance with these requirements which authorizes, but does not require, the board of directors to refuse to give effect to a transfer of common stock which, in its opinion, might jeopardize our status as a REIT. This provision also renders null and void any purported acquisition of shares which would result in our disqualification as a REIT. The provision also gives the board of directors the authority to take such actions as it deems advisable to enforce the provision. Such actions might include, but are not limited to, refusing to give effect to, or seeking to enjoin, a transfer which might jeopardize our status as a REIT. The provision also requires any shareholder to provide us such information regarding his or her direct and indirect ownership of common stock as we may reasonably require.

                     PLAN OF DISTRIBUTION AND UNDERWRITERS

     Pursuant to the plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of plan participants that may be engaged in the securities business. In deciding whether to approve such a request, we will consider relevant factors including, but not limited to:

     - whether the plan is then acquiring newly issued shares of common stock or acquiring shares through open market purchases or privately negotiated transactions;

     -  our need for additional funds;

     - the attractiveness of obtaining such funds by the sale of common stock under the plan in comparison to other sources of funds;

     -  the purchase price likely to apply to any sale of common stock;

     - the plan participant submitting the request, including the extent and nature of such participant's prior participation in the plan and the number of shares of common stock held of record by such Participant; and

     - the aggregate number of requests for waiver that have been submitted by all plan participants.

     Persons who acquire shares of common stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which the person would be entitled as a plan participant, nor will we enter into any agreement with any such person regarding such person's purchase of such shares or any resale or distribution of such shares. We may, however, approve requests for optional cash investments by such persons in excess of allowable maximum limitations. If such requests are submitted for any investment date for an aggregate amount in excess of the amount we are willing to accept, we may honor such requests in order of receipt, pro rata or by any other method which we determine to be appropriate.

                                 LEGAL MATTERS

     The legality of the common stock offered by this prospectus is being passed upon for us by Bose McKinney & Evans LLP, Indianapolis, Indiana. Darell E. Zink, Jr., one of our officers and directors, was a partner in Bose McKinney & Evans LLP through 1982, and was of counsel to that firm until December, 1990.

                                    EXPERTS

     The consolidated financial statements and related schedule of Duke-Weeks Realty Corporation as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, incorporated herein by reference, have been incorporated herein in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 2000 and 1999, and June 30, 2000 and 1999, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with their professional standards for a review of such information. However, their separate reports included in our quarterly reports on Form 10-Q of the quarters ended March 31, 2000, and June 30, 2000, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of such Act.

     The consolidated financial statements and schedule of Weeks Corporation and its subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the following SEC public reference rooms:

450 Fifth Street, N.W.       7 World Trade Center         500 West Madison Street
Room 1024                    Suite 1300                   Suite 1400
Washington, D.C. 20549       New York, New York 10048     Chicago, Illinois 60661

Our SEC filings can also be read at the following address:

     New York Stock Exchange
     20 Broad Street
     New York, New York 10005

Our SEC filings are also available to the public from the SEC's Web Site at http://www.sec.gov.

     This prospectus is part of a registration statement we filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated. We also specifically incorporate by reference any such filings made after the date of the initial registration statement and prior to effectiveness of the registration statement.

          1. Our Annual Report on Form 10-K (file no. 1-9044) for the year ended December 31, 1999.

          2. Our Quarterly Reports on Form 10-Q (file no. 1-9044) for the quarters ended March 31, 2000 and June 30, 2000.

          3. The description of our common stock contained in our registration statement on Form 8-A (file no. 1-9044) as amended.

          4. Weeks Corporation's Annual Report on Form 10-K (file no. 1-13254) for the year ended December 31, 1998.

          5. Weeks Corporation's Quarterly Report on Form 10-Q (file no. 1-13254) for the quarter ended March 31, 1999.

     You may request a copy of these filings, at no cost, by contacting us at the following address:

                               Investor Relations
                         Duke-Weeks Realty Corporation
                        600 East 96th Street, Suite 100
                          Indianapolis, Indiana 46240

                           Telephone: (317) 808-6005
                              Fax: (317) 808-6786
                            E-mail: ir@dukereit.com

                                   APPENDIX I

                   PROJECTED SCHEDULE FOR WAIVER INVESTMENTS

          (A)                         (B)                        (C)                        (D)
------------------------   -------------------------   ------------------------   ------------------------
                           OPTIONAL CASH INVESTMENTS
        EXPECTED           GREATER THAN $10,000 MUST        PRICING PERIOD               INVESTMENT
      RECORD DATE               BE RECEIVED BY                START DATE                    DATE
------------------------   -------------------------   ------------------------   ------------------------
N/A.....................          14-Sep-00                   15-Sep-00                  29-Sep-00
N/A.....................          16-Oct-00                   17-Oct-00                  31-Oct-00
14-Nov-00...............          14-Nov-00                   15-Nov-00                  30-Nov-00
N/A.....................          13-Dec-00                   14-Dec-00                  29-Dec-00
N/A.....................          16-Jan-01                   17-Jan-01                  31-Jan-01
12-Feb-01...............          12-Feb-01                   13-Feb-01                  28-Feb-01
N/A.....................          15-Mar-01                   16-Mar-01                  30-Mar-01
N/A.....................          12-Apr-01                   16-Apr-01                  30-Apr-01
15-May-01...............          15-May-01                   16-May-01                  31-May-01
N/A.....................          14-Jun-01                   15-Jun-01                  29-Jun-01
N/A.....................          16-Jul-01                   17-Jul-01                  31-Jul-01
16-Aug-01...............          16-Aug-01                   17-Aug-01                  31-Aug-01
N/A.....................          13-Sep-01                   14-Sep-01                  28-Sep-01
N/A.....................          16-Oct-01                   17-Oct-01                  31-Oct-01
14-Nov-01...............          14-Nov-01                   15-Nov-01                  30-Nov-01
N/A.....................          12-Dec-01                   13-Dec-01                  28-Dec-01
N/A.....................          15-Jan-02                   16-Jan-02                  31-Jan-02
12-Feb-02...............          12-Feb-02                   13-Feb-02                  28-Feb-02
N/A.....................          13-Mar-02                   14-Mar-02                  28-Mar-02
N/A.....................          15-Apr-02                   16-Apr-02                  30-Apr-02
15-May-02...............          15-May-02                   16-May-02                  31-May-02
N/A.....................          13-Jun-02                   14-Jun-02                  28-Jun-02
N/A.....................          16-Jul-02                   17-Jul-02                  31-Jul-02
15-Aug-02...............          15-Aug-02                   16-Aug-02                  30-Aug-02
N/A.....................          13-Sep-02                   16-Sep-02                  30-Sep-02
N/A.....................          16-Oct-02                   17-Oct-02                  31-Oct-02
13-Nov-02...............          13-Nov-02                   14-Nov-02                  29-Nov-02
N/A.....................          13-Dec-02                   16-Dec-02                  31-Dec-02
N/A.....................          15-Jan-03                   16-Jan-03                  31-Jan-03
12-Feb-03...............          12-Feb-03                   13-Feb-03                  28-Feb-03
N/A.....................          14-Mar-03                   17-Mar-03                  31-Mar-03
N/A.....................          14-Apr-03                   15-Apr-03                  30-Apr-03
15-May-03...............          14-May-03                   15-May-03                  30-May-03
N/A.....................          13-Jun-03                   16-Jun-03                  30-Jun-03

---------------

A. The record date for dividend payments will be established by our board of directors.

B. Optional cash investments, made pursuant to a request for waiver, are due by the close of business on the last business day immediately preceding the first day of the pricing period. Optional cash investments of $10,000 or less are due only two business days before the investment date.

C. Pursuant to a request for waiver, the pricing period will be the ten consecutive trading days ending on the trading day immediately preceding the investment date.

D. The investment date for optional cash investments of more than $10,000 pursuant to a request for waiver will be the last business day of each month. The investment date for the reinvestment of dividends will also be the last business day of each month. For months in which a cash dividend is paid, the dividend payment date is expected to also be on the last business day of the month.

                       U.S. EQUITY MARKETS CLOSED IN 2000

Thanksgiving Day............................................  November 23*
Christmas Day...............................................  December 25

---------------

*The Exchange will be closing at 1 p.m. on Friday, November 24, 2000.

                       U.S. EQUITY MARKETS CLOSED IN 2001

New Years Day...............................................  January 1
Martin Luther King Jr. Day..................................  January 15
Presidents Day..............................................  February 19
Good Friday.................................................  April 13
Memorial Day................................................  May 28
Independence Day............................................  July 4
Labor Day...................................................  September 3
Thanksgiving Day............................................  November 22
Christmas Day...............................................  December 25

                       U.S. EQUITY MARKETS CLOSED IN 2002

New Years Day...............................................  January 1
Martin Luther King Jr. Day..................................  January 21
Presidents Day..............................................  February 18
Good Friday.................................................  March 29
Memorial Day................................................  May 27
Independence Day............................................  July 4
Labor Day...................................................  September 2
Thanksgiving Day............................................  November 28
Christmas Day...............................................  December 25

                       U.S. EQUITY MARKETS CLOSED IN 2003

New Years Day...............................................  January 1
Martin Luther King Jr. Day..................................  January 20
Presidents Day..............................................  February 17
Good Friday.................................................  April 18
Memorial Day................................................  May 26
Independence Day............................................  July 4
Labor Day...................................................  September 1
Thanksgiving Day............................................  November 27
Christmas Day...............................................  December 25

------------------------------------------------------
------------------------------------------------------

     YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALES MADE UNDER THIS PROSPECTUS AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR THE AFFAIRS OF DUKE-WEEKS REALTY CORPORATION HAVE NOT CHANGED SINCE THE DATE OF THIS PROSPECTUS.

                               ------------------

                               TABLE OF CONTENTS

                                     PAGE
                                     ----
Summary of the Plan................       2
Information About Duke-Weeks Realty
  Corporation......................       5
Use of Proceeds....................       5
The Plan...........................       5
  Purpose..........................       5
  Participation Options............       5
  Benefits and Disadvantages.......       6
  Administration...................       7
  Participation....................       7
  Enrollment.......................       8
  Purchases........................       9
  Certificates.....................      13
  Sale of Shares...................      14
  Reports..........................      14
  Termination......................      14
  Taxes............................      15
  Other Provisions.................      16
Restrictions on Ownership of
  Shares...........................      17
Plan of Distribution and
  Underwriters.....................      18
Legal Matters......................      18
Experts............................      18
Where You Can Find More
  Information......................      19
Appendix I.........................     A-1

------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------
                             DIRECT STOCK PURCHASE
                                      AND
                           DIVIDEND REINVESTMENT PLAN
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------
                                5,000,000 SHARES
                                  COMMON STOCK

                                      LOGO
                                    BUILDING
                                 AND INVESTING
                                    TOGETHER
                                          , 2000

                          ------------------------------------------------------
                          ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee............................................    $32,794
Printing and Reproduction...................................     11,800
NYSE Listing Fee............................................     17,500
Professional Fees and Expenses..............................     10,000
Miscellaneous...............................................      2,906
                                                                -------
Total.......................................................    $75,000
                                                                =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Duke-Weeks Realty Corporation is an Indiana corporation. Duke's officers and directors are and will be indemnified under Indiana law, the Second Amended and Restated Articles of Incorporation of Duke, and the partnership agreements of the Operating Partnership and Duke Realty Services Limited Partnership against certain liabilities. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. Duke's Second Amended and Restated Articles of Incorporation do not contain any provision prohibiting such indemnification.

     The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual's conduct was in good faith and
(ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

     Duke's Second Amended and Restated Articles of Incorporation provide for certain additional limitations of liability and indemnification. Section 13.01 of the Second Amended and Restated Articles of Incorporation provides that a director shall not be personally liable to Duke or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its shareholders,
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for voting for or assenting to an unlawful distribution, or (4) for any transaction from which the director derived an improper personal benefit. Section 13.02 of the Second Amended and Restated Articles of Incorporation generally provides that any director or officer of Duke or any person who is serving at the request of Duke as a director, officer, employee or agent of another entity shall be indemnified and held harmless by Duke to the fullest extent authorized by the IBCL against all expense, liability and loss (including attorneys' fees, judgments, fines, certain employee benefits excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with a civil, criminal, administrative or investigative action, suit or proceeding to which such person is a party by reason of the person's service with or at the request of Duke. Section 13.02 of the Second Amended and Restated Articles of Incorporation also provides such persons with certain rights to be paid by Duke the expenses incurred in defending any such proceeding in advance of the final disposition and the right to enforce indemnification claims against Duke by bringing suit against Duke.

     Duke's Second Amended and Restated Articles of Incorporation authorize it to maintain insurance to protect itself and any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other enterprise against expense, liability or loss, whether or not Duke would have the power to indemnify such person against such expense, liability or loss under the IBCL. Duke currently maintains officer and director liability insurance.

     Each of the partnership agreements for the Operating Partnership and Duke Realty Services Limited Partnership also provides for indemnification of Duke and its officers and directors to substantially the same extent provided to officers and directors of Duke in its Second Amended and Restated Articles of Incorporation, and limits the liability of Duke and its officers and directors to the Operating Partnership and its partners and to Duke Realty Services Limited Partnership and its partners, respectively, to substantially the same extent limited under Duke's Second Amended and Restated Articles of Incorporation.

ITEM 16.  EXHIBITS.

     The following exhibits are filed with this Registration Statement:

  3.1 Second Amended and Restated Articles of Incorporation of
      Duke-Weeks Realty Corporation, incorporated by reference
      from Exhibit 3.1 to the Current Report of Duke-Weeks Realty
      Corporation on Form 8-K filed July 15, 1999.
  3.2 Second Amended and Restated Bylaws of Duke-Weeks Realty
      Corporation, incorporated by reference from Exhibit 3.2 to the Current Report of Duke-Weeks Realty Corporation on Form
      8-K filed July 15, 1999.
  5   Opinion and consent of Bose McKinney & Evans LLP regarding legality of the securities being registered.
  8   Opinion and consent of Bose McKinney & Evans LLP regarding tax matters.
 15   Letter re unaudited interim financial information.
 23.1 Consent of KPMG LLP.
 23.2 Consent of Arthur Andersen LLP.
 24   Powers of Attorney.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby further undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of 17 C.F.R.), Form S-8 (Section 239.16b of 17 C.F.R.) or Form F-3 (Section 239.33 of 17 C.F.R.), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on August 30, 2000.

                                          DUKE-WEEKS REALTY CORPORATION

                                          By:      /s/ DENNIS D. OKLAK
                                            ------------------------------------
                                                      Dennis D. Oklak
                                                  Executive Vice President
                                              And Chief Administrative Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of August 30, 2000.

                  SIGNATURE                                           TITLE
                  ---------                                           -----
              THOMAS L. HEFNER*                Director Chief Executive Officer and Chairman of the
---------------------------------------------  Board (Principal Executive Officer)
              Thomas L. Hefner

            DARELL E. ZINK, JR.*               Executive Vice President and Chief Financial Officer
---------------------------------------------  and a Director (Principal Accounting Officer)
             Darell E. Zink, Jr.

             /s/ DENNIS D. OKLAK               Executive Vice President, Chief Administrative
---------------------------------------------  Officer and Treasurer
               Dennis D. Oklak

            BARRINGTON H. BRANCH*              Director
---------------------------------------------
            Barrington H. Branch

              GEOFFREY BUTTON*                 Director
---------------------------------------------
               Geoffrey Button

           WILLIAM CAVANAUGH III*              Director
---------------------------------------------
            William Cavanaugh III

              NGAIRE E. CUNEO*                 Director
---------------------------------------------
               Ngaire E. Cuneo

                  SIGNATURE                                           TITLE
                  ---------                                           -----
              CHARLES R. EITEL*                Director
---------------------------------------------
              Charles R. Eitel

             HOWARD L. FEINSAND*               Director
---------------------------------------------
             Howard L. Feinsand

                L. BEN LYTLE*                  Director
---------------------------------------------
                L. Ben Lytle

              WILLIAM O. MCCOY*                Director
---------------------------------------------
              William O. McCoy

            JOHN W. NELLEY, JR.*               Director
---------------------------------------------
             John W. Nelley, Jr.

              JAMES E. ROGERS*                 Director
---------------------------------------------
               James E. Rogers

             THOMAS D. SENKBEIL*               Director
---------------------------------------------
             Thomas D. Senkbeil

               JAY J. STRAUSS*                 Director
---------------------------------------------
               Jay J. Strauss

             A. RAY WEEKS, JR.*                Director
---------------------------------------------
              A. Ray Weeks, Jr.

          *By: /s/ DENNIS D. OKLAK
---------------------------------------------
               Dennis D. Oklak
              Attorney-in-fact